Exhibit 5.2

[Goodwin Procter LLP Letterhead]

February 28, 2024

Easterly Government Properties, Inc.

2001 K Street NW, Suite 775 North

Washington, D.C. 20006

Re: Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-277434) (as amended or supplemented, the “Registration Statement”) filed on February 28, 2024 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Easterly Government Properties, Inc., a Maryland corporation (the “Company”), of any combination of securities of the types specified therein. The Registration Statement became automatically effective upon filing with the Commission on February 28, 2024.

Reference is made to our opinion letter dated February 28, 2024 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on February 28, 2024 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to $300,000,000 in shares (the “Total Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), covered by the Registration Statement and being offered and sold pursuant to (i) the equity distribution agreements, each dated as of June 22, 2021, listed on Schedule I hereto (as amended, collectively, the “Distribution Agreements”) and (ii) the master forward confirmations, each dated as of June 22, 2021 or August 9, 2023, listed on Schedule I hereto (collectively, the “Master Forward Confirmations”). Pursuant to the Distribution Agreements, the Total Shares may include (i) shares of Common Stock sold by the Company through the sales agents (the “Issuance Shares”) and (ii) shares of Common Stock borrowed by the forward purchasers (or their affiliates) from third parties (the “Borrowed Shares”) and sold by the forward sellers pursuant to one or more forward transactions by the Company (each, a “Forward” and, collectively, the “Forwards”). The Forwards are to be governed by the terms of the Master Forward Confirmations and related supplemental confirmations entered into for each Forward in accordance with the terms of the Distribution Agreements pursuant to which the forward purchasers will agree to purchase from the Company (subject to the Company’s right to elect cash settlement or net share settlement), a number of shares of Common Stock equal to the number of Borrowed Shares sold by the forward sellers pursuant to the Distribution Agreements (the “Forward Settlement Shares” and, together with the Issuance Shares, the “Shares”), subject to adjustment as set forth therein, for a purchase price equal to the price at which the Borrowed Shares were sold by the forward sellers, less certain commissions and subject to certain adjustments set forth therein.

Easterly Government Properties, Inc.

February 28, 2024

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

For purposes of the opinion set forth below, we have assumed that the Issuance Shares and the Borrowed Shares are issued for a price per share equal to or greater than the minimum price authorized by the Company’s board of directors or a duly authorized committee thereof prior to the date hereof (the “Minimum Price”) and that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the aggregate of (i) the maximum number of then unissued Issuance Shares that may be issued for the Minimum Price plus (ii) the number of Forward Settlement Shares subject to the Forwards that have not then settled.

The opinion set forth below is limited to the Maryland General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with a Distribution Agreement and/or a Master Forward Confirmation (and a related, duly authorized supplemental confirmation), as applicable, and in exchange for a price per share equal to or greater than the Minimum Price (or in net share settlement of a Master Forward Confirmation (and a related, duly authorized supplemental confirmation)), will be validly issued, fully paid and nonassessable.

This supplemental opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated February 28, 2024, which is incorporated by reference into the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement and Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

SCHEDULE I

Equity Distribution Agreements:

1.
Equity Distribution Agreement, dated as of June 22, 2021, by and among the Company, Easterly Government Properties LP, a Delaware limited partnership (the “Operating Partnership”), Citigroup Global Markets Inc., as sales agent and/or principal and as forward seller, and Citigroup Global Markets Limited, as forward purchaser.

2.
Equity Distribution Agreement, dated as of June 22, 2021, by and among the Company, the Operating Partnership, BMO Capital Markets Corp., as sales agent and/or principal and as forward seller, and Bank of Montreal, as forward purchaser.

3.
Equity Distribution Agreement, dated as of June 22, 2021, by and among the Company, the Operating Partnership and BTIG, LLC, as sales agent and/or principal, as amended by Amendment No. 1 to the Equity Distribution Agreement, dated as of August 9, 2023, by and among the Company, the Operating Partnership, BTIG LLC, as sales agent and/or principal, Nomura Securities International, Inc., as forward seller, and Nomura Global Financial Products, Inc, as forward purchaser.

4.
Equity Distribution Agreement, dated as of June 22, 2021, by and among the Company, the Operating Partnership and Jefferies LLC, as sales agent and/or principal, forward seller and as forward purchaser.

5.
Equity Distribution Agreement, dated as of June 22, 2021, by and among the Company, the Operating Partnership and Raymond James & Associates, Inc., as sales agent and/or principal, forward seller and as forward purchaser.

6.
Equity Distribution Agreement, dated as of June 22, 2021, by and among the Company, the Operating Partnership, RBC Capital Markets, LLC, as sales agent and/or principal and as forward seller, and Royal Bank of Canada, as forward purchaser.

Schedule I-1

7.
Equity Distribution Agreement, dated as of June 22, 2021, by and among the Company, the Operating Partnership, Truist Securities, Inc., as sales agent and/or principal and as forward seller, and Truist Bank, as forward purchaser.

8.
Equity Distribution Agreement, dated as of June 22, 2021, by and among the Company, the Operating Partnership, Wells Fargo Securities, LLC, as sales agent and/or principal and as forward seller, and Wells Fargo Bank, National Association, as forward purchaser.

Master Forward Confirmations:

1.
Master Forward Confirmation, dated as of June 22, 2021, by and between the Company and Citigroup Global Markets Limited.

2.
Master Forward Confirmation, dated as of June 22, 2021, by and between the Company and Bank of Montreal.

3.
Master Forward Confirmation, dated as of June 22, 2021, by and between the Company and Jefferies LLC.

4.
Master Forward Confirmation, dated as of June 22, 2021, by and between the Company and Raymond James & Associates, Inc.

5.
Master Forward Confirmation, dated as of June 22, 2021, by and between the Company and Royal Bank of Canada.

6.
Master Forward Confirmation, dated as of June 22, 2021, by and between the Company and Wells Fargo Bank, National Association.

7.
Master Forward Confirmation, dated as of August 9, 2023, by and between the Company and Nomura Global Financial Products, Inc.

Schedule I-2